EXHIBIT 10.1

MODIFICATION AGREEMENT #2 TO

 PROMISSORY NOTE

This MODIFICATION AGREEMENT is made as of March 31, 2022 between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail Suite 202, Pittsford, NY 14534 (“Borrower”) and Donald W. Reeve, an individual residing at 7 Cross Meadow Lane, Pittsford, NY 14534 (“Lender”).

WHEREAS, the Borrower has issued to Lender a promissory note in the principal amount of $328,000 dated December 30, 2020, which note has a principal balance of $328,000.00 at March 31, 2022 (the “Reeve Note”); and

WHEREAS, the parties desire to modify the terms and conditions of the Reeve Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)	The Note is modified to provide that the time at which the first balloon payment of $100,000 which was due on the modified date of March 31, 2022 shall be due and payable on June 1, 2022.

2)	Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

/s/ James A. Villa

By: James A. Villa, CEO

Date: 3/31/2022

Donald W. Reeve

/s/ Donald W. Reeve

By: Donald W. Reeve

Date: 3/31/2022